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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Intrav, Inc. 1995 Incentive Stock Plan of Intrav, Inc. ("Company") on Form S-8 of our report dated February 16, 1996, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 1995.



/s/ Deloitte & Touche LLP

St. Louis, Missouri
June 4, 1996